EXHIBIT 11.1

                    SUNRISE RESOURCES, INC. AND SUBSIDIARIES

                         PER SHARE EARNINGS COMPUTATIONS


                                                                 Three Months Ended
                                                                      June 30
                                                                 1996         1995
                                                              ----------   ----------

Primary Earnings Per Share:

   Weighted average number of common shares outstanding        7,189,000    7,189,000
   Common stock equivalents from assumed exercise of
     options and warrants                                         14,000       16,000
                                                              ----------   ----------

       Total shares                                            7,203,000    7,205,000
                                                              ==========   ==========

       Net income                                             $1,093,000   $  891,000
                                                              ==========   ==========

       Net income per common and common equivalent share      $     0.15   $     0.12
                                                              ==========   ==========

Fully Dilutive Earnings Per Share:

   Weighted average number of common shares outstanding        7,189,000    7,189,000
   Common stock equivalents from assumed exercise of
     options and warrants                                         14,000       16,000
                                                              ----------   ----------

       Total shares                                            7,203,000    7,205,000
                                                              ==========   ==========

       Net income                                             $1,093,000   $  891,000
                                                              ==========   ==========

       Net income per common and common equivalent share      $     0.15   $     0.12
                                                              ==========   ==========

Net income per common and common equivalent share is computed using the weighted average number of shares outstanding during each period. Common equivalent shares represent the dilutive effects of outstanding stock options and warrants using the treasury stock method and average market prices during the periods.

The calculation of fully dilutive earnings per share uses the higher of the ending market price for the period or the 11erage market price.